Exhibit 11
               CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES
               EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (In thousands, except per share data)




                                                 PRIMARY
                                      Quarter Ended           Nine Months Ended
                               Sept 24,   Sept 25,     Sept 24,   Sept 25,
                                1994       1993         1994       1993
Earnings


Net earnings                 $ 10,224   $ 11,506     $ 39,089   $ 39,454



Shares


Weighted average shares
 outstanding                   50,599     51,426       51,037     51,278
Common stock equivalents          444        665          617        731


Average shares outstanding     51,043     52,091       51,654     52,009



Per share


Net earnings                 $   0.20   $   0.22     $   0.76   $   0.76




                                                 FULLY DILUTED
                                      Quarter Ended           Nine Months Ended
                               Sept 24,   Sept 25,     Sept 24,   Sept 25,
                                1994       1993         1994       1993
Earnings


Net earnings                 $ 10,224   $ 11,506     $ 39,089   $ 39,454



Shares


Weighted average shares
 outstanding                   50,599     51,426       51,037     51,278
Common stock equivalents          460        774          671        958


Average shares outstanding     51,059     52,200       51,708     52,236



Per share


Net earnings                 $   0.20   $   0.22     $   0.76   $   0.76